Exhibit 3.1

Robot Consulting Co., Ltd.

Articles of Incorporation

Chapter 1: General Provisions

(Company Name)

Article 1 This company shall be called Robot Consulting Co., Ltd. In English, it will be indicated as Robot Consulting Co., Ltd.

(Purpose)

Article 2: The purpose of this company shall be to engage in the following businesses:

1.	Planning, research, development, manufacturing, sales, and repair of robots and related equipment

2.	Promotion of research and development of robots and the dissemination of related utilization technologies

3.	Commercialization of robot systems and promotion of their use

4.	Development of human resources related to the development and utilization of robots

5.	Promotion of international exchange related to robots

6.	Promotion of standardization related to robots

7.	Planning, research, development, design, manufacturing, sales, maintenance, leasing, renting, and import/export of computer software and hardware, and related consulting services

8.	Mail-order business

9.	Service provision related to data entry using computer systems and its associated administrative processing services

10.	Collection, distribution, processing, and sale of information and images via communication systems, and the sale of related equipment and devices

11.	Various information provision services using internet and other communication networks and electronic technologies, and information collection services

12.	Planning, production, sales, and rental of audio and video software

13.	Information collection, analysis, management, and processing services, information provision services, and research and development related to information processing

14.	Management consulting services

15.	Investment and related consulting services

16.	Support services for corporate strategy planning, corporate innovation, corporate information system construction, and M&A

17.	Asset management and administration and related consulting services

18.	Marketing research and survey, collection, and provision of management information

19.	Education business for human resource development and capability building

20.	Management of home-visit nursing, remote medical care, and home care facilities

21.	Sales of medical devices

22.	Consulting services for corporate establishment, merger, reorganization, and liquidation

23.	Production, sales, and mediation of electronic publications

24.	Advertising agency business and various advertising-related services

25.	Education and counseling services for human resource development, vocational aptitude, and capability building

26.	Planning, editing, production, publishing, and sales of books

27.	Planning, drafting, implementation, operation, and consulting services for various events such as training, seminars, lectures, and workshops

28.	Financial business

29.	Planning, operation, and management of job placement and job information provision services

30.	Any and all businesses incidental to each of the above items

(Location of Head Office)

Article 3: The company shall have its head office in Minato-ku, Tokyo, Japan.

(Method of Public Notice)

Article 4: The method of public notice of the company shall be electronic notice. However, if electronic notice is not possible due to an accident or other unavoidable reasons, the public notice shall be published in the Nihon Keizai Shimbun.

(Organizations)

Article 5: The company shall have the following organizations in addition to the General Meeting of Shareholders and Directors:

1.	Board of Directors

2.	Board of Auditors

Chapter 2: Shares

(Total Number of Issuable Shares)

Article 6: The total number of authorized shares of the company shall be 168,000,000 shares.

(Issuance of Share Certificates)

Article 7: The company shall issue share certificates representing its shares.

2.	The share certificates issued by the Company shall be governed by the share handling regulations established by the Board of Directors.

(Acquisition of Own Shares) Article 8: The company may acquire its own shares through a resolution of the Board of Directors in accordance with Article 165, Paragraph 2 of the Companies Act.

(Request for Entry in Shareholder Register)

Article 9: A person acquiring shares of the company shall jointly request the entry or record of the particulars of the shareholder register in the shareholder register in the format prescribed by the company, with the person recorded as the shareholder in the shareholder register or the legal heir or other general successor. However, in cases prescribed by the Ministry of Justice, the acquirer may make the request alone.

(Request for Registration of Pledge and Indication of Trust Property)

Article 10: To request the registration of a pledge or indication of trust property for shares issued by the company, a request must be submitted in the format prescribed by the company, signed, or sealed by the parties concerned. The same applies to the cancellation of such registration or indication.

(Fees)

Article 11: When making requests as stipulated in the preceding two articles, the prescribed fees must be paid to the company.

(Record Date)

Article 12: Shareholders listed or recorded in the final shareholder register at the end of each business year shall have the right to exercise their rights at the regular General Meeting of Shareholders for that business year.

2.	In addition to the preceding paragraph, when necessary, the company may determine shareholders or registered pledgees with the right to exercise their rights as of a specific date by public notice.

(Notification of Shareholder’s Address, etc.)

Article 13: Shareholders and registered pledgees or their legal representatives or representatives shall notify the company of their address, name, or corporate name and seal in the format prescribed by the company.

2.	The same shall apply when there is a change in the notification details mentioned in the preceding paragraph.

(Unit of Shares)

Article 14: The unit of shares of the company shall be 100 shares.

(Rights of Shares Less than One Unit)

Article 15: Shareholders holding shares less than one unit shall not be entitled to exercise any rights other than the following:

(1) Rights specified in Article 189, Paragraph 2 of the Companies Act

(2) The right to request in accordance with Article 166, Paragraph 1 of the Companies Act

(3) The right to receive an allocation of shares for subscription and new share subscription rights according to the number of shares held by the shareholder

(4) The right to request the purchase of additional shares to make the number of shares a whole unit (provided that the number of shares less than one unit and the number of shares to make a whole unit can be requested for sale in accordance with the share handling regulations)

(Shareholder Register Manager)

Article 16: The company shall appoint a shareholder register manager.

2.	The shareholder register manager and its business handling location shall be determined by a resolution of the Board of Directors.

3.	The creation and maintenance of the shareholder register and the new share subscription rights register, and other business related to the shareholder register and new share subscription rights register, shall be entrusted to the shareholder register manager and not handled by the company.

(Share Handling Regulations)

Article 17: Handling and fees related to the company’s shares shall be governed by the Companies Act, these Articles of Incorporation, and the share handling regulations determined by the Board of Directors.

Chapter 3: General Meeting of Shareholders

(Convocation)

Article 18: The regular General Meeting of Shareholders shall be convened within three months after the end of each business year, and extraordinary General Meetings of Shareholders shall be convened as necessary.

(Record Date for Regular General Meeting of Shareholders)

Article 19: The record date for exercising voting rights at the regular General Meeting of Shareholders shall be March 31 each year.

(Convocation Authority)

Article 20: The General Meeting of Shareholders shall be convened by the President and Representative Director, except as otherwise provided by law.

(Chairperson)

Article 21: The chairperson of the General Meeting of Shareholders shall be the President and Representative Director.

2.	In the event of an accident involving the President and Representative Director, another director shall convene and chair the General Meeting of Shareholders in the order previously determined by a resolution of the Board of Directors.

(Resolutions)

Article 22: Resolutions of the General Meeting of Shareholders shall be made by a majority of the voting rights of the shareholders present, except as otherwise provided by the Companies Act or these Articles of Incorporation.

2.	Special resolutions as defined in Article 309, Paragraph 2 of the Companies Act shall be made by shareholders holding a majority of the voting rights of the shareholders present, with at least two-thirds of the voting rights of the shareholders present.

(Minutes)

Article 23: Minutes of the General Meeting of Shareholders, including the date, time, place, attendees, summary of the proceedings, and results, and other matters specified by the Ministry of Justice, shall be prepared. The chairperson and directors present shall sign or affix their seals or electronic signatures, and the minutes shall be kept at the head office for ten years from the date of the General Meeting of Shareholders.

(Proxy Voting)

Article 24: Shareholders may exercise their voting rights by appointing another shareholder with voting rights as their proxy.

2.	Shareholders or their proxies must submit a written document certifying the proxy’s authority for each General Meeting of Shareholders to the company.

2.

Chapter 4: Directors and Board of Directors

(Number of Directors)

Article 25: The company shall have up to ten directors.

(Election of Directors)

Article 26: Resolutions for the election of directors shall be made by a majority of the voting rights of the shareholders present at the General Meeting of Shareholders, provided that shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise voting rights are present.

2.	Resolutions for the election of directors shall not be by cumulative voting.

(Term of Office of Directors)

Article 27: The term of office of directors shall expire at the conclusion of the regular General Meeting of Shareholders for the last business year ending within two years after their election.

2.	The term of office of directors elected as substitutes or additional directors shall expire at the same time as the term of office of the predecessor or the directors in office at the time of their election.

(Convener and Chairperson of the Board of Directors)

Article 28: The Board of Directors shall be convened and chaired by the President and Representative Director, except as otherwise provided by law.

2.	In the event of an accident involving the President and Representative Director, another director shall convene and chair the Board of Directors in the order previously determined by a resolution of the Board of Directors.

(Notice of Convocation of the Board of Directors)

Article 29: Notice of convocation of the Board of Directors shall be given to each director at least three days before the meeting. However, this period may be shortened in case of urgency.

2.	If all directors agree, the Board of Directors may be held without the procedure for convocation.

(Representative Directors and Officers)

Article 30: The company shall appoint one President and Representative Director from among the directors, and, as necessary, several Senior Managing Directors and Managing Directors by a resolution of the Board of Directors. If the company has two or more directors, one or more Representative Directors shall be elected by mutual vote among the directors, and one of them shall be the President and Representative Director.

2.	The President and Representative Director shall represent the company. If the company has only one director, that director shall be the Representative Director and President and Representative Director.

(Delegation of Decisions on Execution of Important Operations)

Article 31: The company may delegate all or part of the decisions on the execution of important operations (other than the matters set out in the items of Article 399-13, Paragraph 5 of the Companies Act) to Directors by resolution of the Board of Directors pursuant to the items of Article 399-13, Paragraph 6 of the Companies Act.

(Method of Resolution)

Article 32: Resolutions of the Board of Directors shall be made by a majority of the directors who can participate in the resolution, with a majority of those present.

(Omission of Resolutions of the Board of Directors)

Article 33: If the requirements of Article 370 of the Companies Act are met, a proposal regarding a matter to be resolved by the Board of Directors shall be deemed that a resolution of the Board of Directors has been made.

(Board of Directors Regulations)

Article 34: Matters concerning the Board of Directors shall be governed by the Companies Act, these Articles of Incorporation, and the Board of Directors Regulations determined by the Board of Directors.

(Remuneration of Directors)

Article 35: The remuneration, bonuses, and other financial benefits received by directors from the company for their duties shall be determined by a resolution of the General Meeting of Shareholders.

(Exemption of Liability for Directors)

Article 36: The company may, by a resolution of the Board of Directors, exempt directors (including former directors) from liability for damages under Article 423, Paragraph 1 of the Companies Act to the extent permitted by law.

2.	The company may enter into agreements with directors (excluding executive directors, etc.) to limit their liability for damages due to negligence of duties, provided that the limit of liability under such agreements shall be the amount specified by law.

Chapter 5: Auditors and Board of Auditors

(Number of Auditors)

Article 37: The company shall have up to four auditors.

(Election of Auditors)

Article 38: Auditors shall be elected by a majority of the voting rights of the shareholders present at the General Meeting of Shareholders, provided that shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise voting rights are present.

(Term of Office of Auditors)

Article 39: The term of office of auditors shall expire at the conclusion of the regular General Meeting of Shareholders for the last business year ending within four years after their election.

2.	The term of office of auditors elected as substitutes shall expire at the same time as the term of office of the predecessor auditor.

(Full-time Auditors)

Article 40: The Board of Auditors shall select full-time auditors by its resolution.

(Notice of Convocation of the Board of Auditors)

Article 41: Notice of convocation of the Board of Auditors shall be given to each auditor at least three days before the meeting. However, this period may be shortened in case of urgency.

2.	If all auditors agree, the Board of Auditors may be held without the procedure for convocation.

(Remuneration of Auditors)

Article 42: The remuneration of auditors shall be determined by a resolution of the General Meeting of Shareholders.

(Exemption of Liability for Auditors)

Article 43: The company may, by a resolution of the Board of Directors, exempt auditors (including former auditors) from liability for damages due to negligence of duties to the extent permitted by law.

2.	The company may enter into agreements with outside auditors to limit their liability for damages due to negligence of duties, provided that the limit of liability under such agreements shall be the amount specified by law.

(Board of Auditors Regulations)

Article 44: Matters concerning the Board of Auditors shall be governed by the Companies Act, these Articles of Incorporation, and the Board of Auditors Regulations determined by the Board of Auditors.

Chapter 6: Accounting

(Business Year)

Article 45: The business year of the company shall be from April 1 to March 31 of the following year.

(Distribution of Surplus)

Article 46: The company shall pay distribution of surplus to shareholders or pledgees who are listed and recorded in the Shareholder Register as of the last day of each business year..

(Record Date for Distribution of Surplus)

Article 47: The record date for year-end dividends shall be March 31 each year.

2.	The record date for interim dividends shall be September 30 each year.

3.	In addition to the preceding two paragraphs, dividends of surplus may be distributed with a record date determined by the company.

(Exclusion Period for Dividends)

Article 48: If the property to be distributed as dividends is money and it is not received within three years from the start of payment, the company shall be exempt from the obligation to pay such dividends.

Chapter 8: Supplementary Provisions

(Compliance with Laws and Regulations)

Article 49: Matters not provided for in these Articles of Incorporation shall be governed by the Companies Act and other laws and regulations.